As filed with the Securities and Exchange Commission on April 27, 2001               Registration No. 333-33802

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

Post-Effective Amendment Number 2 to
Form S-3

Registration Statement
under
the Securities Act of 1933
_________________________

UNITED COMMUNITY BANKS, INC.
(Exact name of Registrant as specified in its charter)
_________________________

Georgia (State or other jurisdiction of incorporation or organization)	6712 (Primary Standard Industrial Classification Code Number)	58-1807304 (I.R.S. Employer Identification Number)
Post Office Box 398 63 Highway 515 Blairsville, Georgia 30512 (706) 745-2151 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Mr. Rex S. Schuette
Chief Financial Officer
United Community Banks, Inc.
Post Office Box 398
63 Highway 515
Blairsville, Georgia 30512
(706) 745-2151
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
F. Sheffield Hale, Esq. Kilpatrick Stockton LLP Suite 2800 1100 Peachtree Street Atlanta, Georgia 30309 (404) 815-6500

       Pursuant to this Registration Statement, as amended, United Community Banks, Inc. (the "Registrant") registered 450,000 of the Registrant's common stock, par value $1.00 per share (the "Common Stock"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for sale to the public.

       The Registration Statement was declared effective on May 9, 2000. Registrant suspended use of the Registration Statement on August 4, 2000. On October 11, 2000, the Registrant filed Post-Effective Amendment No. 1 to the Registration Statement to withdraw from registration certain Common Stock covered by the Registration Statement which remained unsold pursuant to this Registration Statement on August 4, 2000.  Post-Effective Amendment No. 1 withdrew from registration  31,208 unsold shares of the Common Stock.  We hereby file this Post-Effective Amendment No. 2 to withdraw from registration an additional 415 unsold shares of the Common Stock.

Signatures

       Pursuant to the requirements of the Securities Act of 1933, United has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blairsville, State of Georgia, on the 10th day of April, 2001.

UNITED COMMUNITY BANKS, INC.

By: /s/ Jimmy C. Tallent
Jimmy C. Tallent
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of United in the capacities set forth and on the 10th day of April, 2001.
/s/ Jimmy C. Tallent	President, Chief Executive Officer, and Director
Jimmy C. Tallent	(Principal Executive Officer)

/s/ Rex S. Schuette	Executive Vice President and Chief Financial Officer
Rex S. Schuette	(Principal Financial and Accounting Officer)

/s/ Robert L. Head, Jr.	Chairman of the Board
Robert L. Head, Jr.

*	Director
Billy M. Decker

*	Director
Thomas C. Gilliland

*	Director
Charles Hill

*	Director
Hoyt O. Holloway

*	Director
Clarence William Mason, Sr.

*	Director
Zell B. Miller

*	Director
W. C. Nelson, Jr.

*	Director
Charles E. Parks

*	Director
Tim Wallis

*By: /s/ Jimmy C. Tallent	*By: /s/ Robert L. Head, Jr.
Jimmy C. Tallent, as attorney-in-fact	Robert L. Head, Jr., as attorney-in-fact